UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 26, 2006

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On October 26, 2006, CFS Bancorp, Inc. (the "Company") reported its results of operations for the quarter ended September 30, 2006.

For additional information, reference is made to the Company's press release dated October 26, 2006, which is attached as Exhibit 99.1 and is incorporated herein by reference. The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except otherwise provided herein.

ITEM 9.01 Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press release dated October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: October 27, 2006	By:	/s/ Charles V. Cole
Charles V. Cole
Executive Vice President and
Chief Financial Officer

THOMAS F. PRISBY, CHAIRMAN

CFS Bancorp, Inc.
707 Ridge Road — Munster, Indiana

October 26, 2006
FOR IMMEDIATE RELEASE

CONTACT: Thomas F. Prisby, Chairman of the Board and Chief Executive Officer
219-836-5500

CFS Bancorp, Inc. Announces Third Quarter 2006 Financial Results

MUNSTER, IN - October 26, 2006 - CFS Bancorp, Inc. (NASDAQ: CITZ) (the Company), the parent of Citizens Financial Bank (the Bank), today reported net income of $780,000 for the third quarter of 2006 compared to $1.6 million for the second quarter of 2006 and $1.9 million for the third quarter of 2005. Diluted earnings per share were $0.07 for the third quarter of 2006 compared to $0.14 per diluted share for the second quarter of 2006 and $0.16 per diluted share for the third quarter of 2005.

For the nine months ended September 30, 2006, net income was $3.7 million, an increase of $545,000 or 17.2% from the nine months ended September 30, 2005. Diluted earnings per share increased to $0.32 for the nine months ended September 30, 2006 from $0.26 for the nine months ended September 30, 2005. Net interest margin for the nine months ended September 30, 2006 was 2.78%, up from 2.33% for the same period in 2005.

During the third quarter of 2006, the Company’s net income was negatively impacted by a pre-tax loss of $1.3 million ($827,000 net of tax or $0.07 per diluted share) on the sale of an other real estate owned asset. Also during the third quarter, the Company sold its investment in certain trust preferred securities which had been the subject of a previous impairment charge. The sale resulted in a pre-tax gain of $877,000 ($539,000 net of tax or $0.05 per diluted share).

Chairman’s Comments

“Our third quarter earnings were impacted by the loss on the sale as we removed another non-performing asset from our balance sheet and eliminated the associated operational costs,” said Thomas F. Prisby, Chairman and CEO.

Mr. Prisby continued, “In addition, we are pleased with our recent deposit growth and the impact of our regional banking strategy. As we continue to focus on growth, we have seen increases in non-interest expense and expect further increases in the short-term as we look to add lenders, increase credit support staff, make significant enhancements to our retail sales infrastructure and incentive programs, and further develop the Citizens brand. To support our longer-term growth initiatives, we are also evaluating several potential sites for future branch expansion within or contiguous to our existing markets. Our community banking strategy has shown very positive results from office facility upgrades and our recent marketing campaigns.”

CFS Bancorp, Inc. - Page 2 of 11

Net Interest Income

The Company’s net interest margin was 2.59% for the third quarter of 2006 compared to 2.93% for the second quarter of 2006 and 2.63% for the third quarter of 2005. The Company’s net interest income was $7.9 million for the third quarter of 2006 compared to $8.7 million for the second quarter of 2006 and $7.9 million for the third quarter of 2005. The decrease in both net interest margin and net interest income reflected the combined impact of higher funding costs, an inverted yield curve, and competitive pricing pressures for loans and deposits. The Company’s weighted average cost of deposits increased to 2.89% for the third quarter of 2006 from 2.56% for the second quarter of 2006 and 1.82% for the third quarter of 2005.

The Company’s cost of borrowings decreased to 7.47% for the third quarter of 2006 from 7.76% for the second quarter of 2006 and 7.90% for the third quarter of 2005. The decrease from the second quarter of 2006 and the third quarter of 2005 was primarily the result of a decrease in the average balance of the unamortized deferred premium on the early extinguishment of debt related to the Company’s Federal Home Loan Bank (FHLB) debt restructuring completed in 2004 coupled with a decrease in the amortization of the deferred premium that is included in the Company’s total interest expense on borrowings. The premium amortization totaled $2.5 million, $2.6 million, and $2.9 million, respectively, during the third quarter of 2006, the second quarter of 2006 and the third quarter of 2005. The premium amortization adversely impacted the Company’s net interest margin by 82 basis points, 86 basis points and 96 basis points, respectively, for the third quarter of 2006, the second quarter of 2006 and the third quarter of 2005. The Company’s interest expense on borrowings is detailed in the tables below for the periods indicated.

				Change from
	Three Months Ended			September 20, 2005
	September 30,	June 30,	September 30,	to September 30, 2006
	2006	2006	2005	$	%
	(Dollars in thousands)
Interest expense on short-term borrowings
at contractual rates	$294	$92	$20	$274	NM
Interest expense on FHLB borrowings at
contractual rates	2,541	2,574	2,916	(375)	(12.9)%
Amortization of deferred premium	2,465	2,555	2,865	(400)	(14.0)
Total interest expense on borrowings	$5,300	$5,221	$5,801	$(501)	(8.6)

	Nine Months Ended
	September 30,
	2006	2005	% change	% change
	(Dollars in thousands)
Interest expense on short-term borrowings
at contractual rates	$424	$34	$390	NM
Interest expense on FHLB borrowings at
contractual rates	7,683	8,725	(1,042)	(11.9)%
Amortization of deferred premium	7,587	11,581	(3,994)	(34.5)
Total interest expense on borrowings	$15,694	$20,340	$(4,646)	(22.8)

The interest expense related to the premium amortization on the early extinguishment of debt is expected to be $2.0 million, $1.4 million, $1.3 million and $1.1 million before taxes in the quarters ending December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007, respectively.

CFS Bancorp, Inc. - Page 3 of 11

Non-Interest Income

The Company’s non-interest income for the third quarter of 2006 was $2.3 million compared to $2.8 million for the second quarter of 2006 and $3.3 million for the third quarter of 2005. The decrease in the Company’s non-interest income for the third quarter of 2006 was primarily the result of a $1.3 million loss on the sale of an other real estate owned asset as previously mentioned. In addition, commission income from the Company’s third-party service provider for the sale of non-deposit investment products decreased to $32,000 during the third quarter of 2006 from $55,000 for the second quarter of 2006 and $159,000 for the third quarter of 2005 as rates offered on certificate of deposit accounts have become more competitive relative to the yields available on non-deposit products. Partially offsetting these decreases in non-interest income was an $877,000 gain realized on the sale of the Company’s investment in trust preferred securities.

Non-Interest Expense

Non-interest expense for the third quarter of 2006 was $8.9 million compared to $9.2 million for the second quarter of 2006 and $8.2 million for the third quarter of 2005. The decrease during the third quarter of 2006 from the second quarter of 2006 was primarily related to decreased costs associated with the Bank’s self-insured healthcare plan. In addition, data processing expenses decreased as a result of the Company completing its conversion to bring item processing in-house. The increase in non-interest expense from the third quarter of 2005 was primarily the result of increased compensation and employee benefits expense as a result of bringing its item processing in-house and staffing for growth coupled with increased pension expense. The Company also continues to support its growth initiatives through expanded advertising which increased the Company’s marketing expense.

The Company’s efficiency ratio for the third quarter of 2006 was 88.2% compared to 79.9% for the second quarter of 2006 and 72.8% for the third quarter of 2005. The Company’s core efficiency ratio was 68.4% for the third quarter of 2006 compared to 65.7% for the second quarter of 2006 and 59.1% for the third quarter of 2005. The efficiency ratio and core efficiency ratio during 2006 were impacted by the Company’s 2006 investment in its growth strategies and the resulting increase in non-interest expense. The efficiency ratio and the core efficiency ratio calculations are presented in the last table of this press release.

Management has historically used an efficiency ratio that is a non-GAAP financial measure of operating expense control and operating efficiency. The efficiency ratio is typically defined as the ratio of non-interest expense to the sum of non-interest income and net interest income before the provision for losses on loans. Many financial institutions, in calculating the efficiency ratio, adjust non-interest income (as calculated under GAAP) to exclude certain component elements, such as gains or losses on sales of securities and assets. Management follows this practice to calculate its core efficiency ratio and utilizes this non-GAAP measure in its analysis of the Company’s performance. The core efficiency ratio is different from the GAAP-based efficiency ratio. The GAAP-based measure is calculated using non-interest expense, net interest income before the provision for losses on loans and non-interest income as presented on the consolidated statements of income.

The Company’s core efficiency ratio is calculated as non-interest expense, excluding any prepayment penalties incurred as a result of the early extinguishment of debt, divided by the sum of net interest income before the provision for losses on loans, excluding the deferred premium amortization related to the early extinguishment of debt, and non-interest income, adjusted for gains or losses on the

CFS Bancorp, Inc. - Page 4 of 11

sale of securities and other assets and other-than-temporary impairments. Management believes that the core efficiency ratio enhances investors’ understanding of the Company’s business and performance. The measure is also believed to be useful in understanding the Company’s performance trends and to facilitate comparisons with the performance of others in the financial services industry. Management further believes the presentation of the core efficiency ratio provides useful supplemental information, a clearer understanding of the Company’s financial performance, and better reflects the Company’s core operating activities.

The risks associated with utilizing operating measures (such as the efficiency ratio) are that various persons might disagree as to the appropriateness of items included or excluded in these measures and that other companies might calculate these measures differently. Management of the Company compensates for these limitations by providing detailed reconciliations between GAAP information and its core efficiency ratio within the last table of this press release; however, these disclosures should not be considered as an alternative to GAAP.

Income Taxes

The Company’s income tax expense for the third quarter of 2006 was $1,000 compared to $526,000 for the second quarter of 2006 and $632,000 for the third quarter of 2005. The decrease in income tax expense for the third quarter of 2006 was mainly a result of decreased pre-tax earnings during the period compared to the prior periods. Permanent tax differences, primarily related to the Company’s investment in bank-owned life insurance, and the application of available tax credits continue to have a favorable impact on income tax expense.

Asset Quality

The Company’s provision for losses on loans was $413,000 for the third quarter of 2006 compared to $173,000 for the second quarter of 2006 and $545,000 for the comparable 2005 period due to required additions to the Company’s allowance for losses on loans as determined by its quarterly analysis of the adequacy of the allowance for losses on loans. The Company’s net charge-offs through the allowance for losses on loans for the third quarter of 2006 were $1.4 million compared to $1.8 million for the second quarter of 2006 and $726,000 for the third quarter of 2005. The net charge-offs during the third quarter of 2006 were primarily related to a $2.4 million impaired commercial real estate participation loan secured by property that previously housed a nursing home. The Company received a $1.2 million principal payment from the guarantor on the loan during the third quarter and subsequently transferred the loan to other real estate owned at its net realizable value resulting in a charge-off through the allowance for losses on loans.

The following table identifies the Company’s impaired loans at the dates indicated.

	September 30,	June 30,	December 31,
	2006	2006	2005
	(Dollars in thousands)
Total impaired loans	$12,936	$16,402	$22,156
Aggregate impairment reserve	4,571	5,369	5,824
Number of impaired loans	7	8	8

On a quarterly basis, management updates each impairment analysis utilizing current information. During the third quarter of 2006, the Company’s impaired loans decreased by the

CFS Bancorp, Inc. - Page 5 of 11

previously mentioned commercial real estate participation loan. In addition, one other impaired commercial real estate loan with an outstanding balance of $1.8 million and an impairment reserve of $265,000 was partially repaid during the quarter resulting in an $80,000 charge-off through the allowance for losses on loans. The decrease in the impaired loans was partially offset when the Company added one additional impaired construction and land development participation loan to its impaired loans during the third quarter of 2006.

The Company’s non-performing assets totaled $22.4 million at September 30, 2006, $24.5 million at June 30, 2006 and $21.6 million at December 31, 2005. The decrease in non-performing assets for the third quarter of 2006 was primarily related to the previously discussed sale of an other real estate owned asset as well as the partial payoff and subsequent charge-off to net realizable value of one impaired commercial real estate participation loan that was transferred to other real estate owned. The decrease was partially offset by the transfer of two construction and land development loans to non-accrual status during the third quarter of 2006.

The Company’s allowance for losses on loans was $10.7 million at September 30, 2006, $11.7 million at June 30, 2006 and $12.9 million at December 31, 2005. The ratio of the allowance for losses on loans to total loans was 1.28%, 1.39% and 1.41% at September 30, 2006, June 30, 2006, and December 31, 2005, respectively. The Company maintains the allowance for losses on loans at a level that management believes is sufficient to absorb credit losses inherent in the loan portfolio. The allowance for losses on loans represents the Company’s estimate of inherent losses existing in the loan portfolio that are both probable and reasonable to estimate at each balance sheet date and is based on its review of available and relevant information. The Company believes that at September 30, 2006, the allowance for losses on loans was adequate.

Balance Sheet

At September 30, 2006, the Company’s total assets increased to $1.29 billion from $1.28 billion at June 30, 2006 and $1.24 billion at December 31, 2005.

The Company’s loans receivable totaled $833.0 million at September 30, 2006 compared to $842.8 million at June 30, 2006 and $917.4 million at December 31, 2005. Loan fundings of $77.1 million and total loan purchases of $13.8 million for the third quarter of 2006 were more than offset by repayments and loans sold. At September 30, 2006, the Company had commitments to originate commercial and retail loans and lines of credit totaling $90.9 million and commitments to fund unused construction loans and lines of credit totaling $157.0 million.

Securities available-for-sale were $322.8 million at September 30, 2006, an increase of $22.1 million and $104.2 million, respectively, from June 30, 2006 and December 31, 2005 primarily due to the investment of excess cash.

Total deposits increased to $870.8 million at September 30, 2006 from $838.5 million at June 30, 2006 and $828.6 million at December 31, 2005. The increase in total deposits during the three and nine months ended September 30, 2006 was a result of the Company’s regional banking strategy. This strategy focuses on growth through building new relationships and strengthening existing ones. For the three and nine months ended September 30, 2006, the Company increased money market accounts by $17.1 million and $21.6 million, respectively, and increased certificate of deposit accounts by $31.8

CFS Bancorp, Inc. - Page 6 of 11

million and $54.4 million, respectively. These increases were partially offset by decreases in other core deposit accounts.

The Company’s borrowed money totaled $275.1 million at September 30, 2006 compared to $281.0 million at June 30, 2006 and $257.3 million at December 31, 2005. The Company’s borrowed money consisted of the following as of the dates indicated:

	September 30,	June 30,	December 31,
	2006	2006	2005
	(Dollars in thousands)
Short-term variable-rate borrowings
and repurchase agreements	$20,876	$29,139	$555
Net FHLB borrowings	254,175	251,827	256,771
Total borrowings	$275,051	$280,966	$257,326

The Company’s FHLB borrowings are net of the unamortized premium related to the early extinguishment of FHLB debt totaling $8.2 million, $10.7 million and $15.8 million as of September 30, 2006, June 30, 2006 and December 31, 2005, respectively.

Stockholders’ equity at September 30, 2006 was $133.0 million compared to $142.4 million at December 31, 2005. The decrease during the nine months ended September 30, 2006 was primarily due to:

•	repurchases of shares of the Company’s common stock during 2006 totaling $14.7 million, and
•	cash dividends declared during 2006 totaling $4.0 million.

The following increases in stockholders’ equity during the first nine months of 2006 partially offset the aforementioned decreases:

•	net income of $3.7 million;
•	decreased accumulated other comprehensive losses of $922,000;
•	shares committed to be released under the Company’s Employee Stock Ownership Plan totaling $1.3 million; and
•	proceeds from stock option exercises totaling $2.9 million.

During the nine months ended September 30, 2006, the Company repurchased 997,381 shares of its common stock with an average price of $14.74 per share pursuant to the share repurchase program announced in March 2003, which was completed in June 2006, and the new share repurchase program announced in June 2006 for an additional 600,000 shares. At September 30, 2006, the Company had 258,601 shares remaining to be repurchased under its new share repurchase program. Since its initial public offering, the Company has repurchased an aggregate of 13,114,171 shares of its common stock at an average price of $12.06 per share.

The regulatory capital ratios of the Bank continued to exceed all regulatory requirements. At September 30, 2006, the Bank remained “well-capitalized” under the Office of Thrift Supervision’s regulatory capital guidelines.

CFS Bancorp, Inc. - Page 7 of 11

CFS Bancorp, Inc. is the parent of Citizens Financial Bank, a $1.3 billion asset federal savings bank. Citizens Financial Bank is an independent bank that provides community banking services and currently operates 21 offices throughout adjoining markets in Chicago’s Southland and Northwest Indiana. The Company maintains a website at www.cfsbancorp.com.

# # #

This press release contains certain forward-looking statements and information relating to the Company that is based on the beliefs of management as well as assumptions made by and information currently available to management. These forward-looking statements include but are not limited to statements regarding loan and deposit growth, development of loan and deposit banking relationships, growth in lending and credit support staff, business and banking strategies, changes in retail sales infrastructure and incentive programs, asset yields and cost of funds, net interest income, loan and deposit levels, net interest margin, allowance for losses on loans and impairment allocations, income levels, levels of non-performing assets, expected effect of amortization of deferred premium on the FHLB debt, and the impact of tax credits and permanent tax differences. In addition, the words “anticipate,” “believe,” “estimate,” “expect,” “indicate,” “intend,” “should,” and similar expressions, or the negative thereof, as they relate to the Company or the Company’s management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. One or more of these risks may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements.

# # #

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA FOLLOW

CFS Bancorp, Inc. - Page 8 of 11

CFS BANCORP, INC.
Highlights (Unaudited)
(Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
EARNINGS HIGHLIGHTS AND		September 30,	June 30,	September 30,	September 30,	September 30,
PERFORMANCE RATIOS (1)		2006	2006	2005	2006	2005
Net income		$780	$1,621	$1,887	$3,710	$3,165
Basic earnings per share		0.07	0.14	0.16	0.33	0.27
Diluted earnings per share		0.07	0.14	0.16	0.32	0.26
Cash dividends declared per share		0.12	0.12	0.12	0.36	0.36
Return on average assets		0.24%	0.51%	0.59%	0.39%	0.33%
Return on average equity		2.31	4.74	5.16	3.60	2.89
Average yield on interest-earning assets		6.24	6.37	5.73	6.26	5.65
Average cost on interest-bearing liabilities		4.11	3.90	3.51	3.94	3.75
Interest rate spread		2.13	2.47	2.22	2.32	1.90
Net interest margin		2.59	2.93	2.63	2.78	2.33
Average equity to average assets (2)		10.49	10.83	11.45	10.87	11.37
Average interest-earning assets
to average interest-bearing liabilities (2)		112.62	113.56	113.53	113.48	113.12
Non-interest expense to average assets		2.77	2.93	2.57	2.84	2.58
Efficiency ratio (3)		88.20	79.93	72.79	83.13	83.07
Market price per share of common stock
for the period ended:	Closing	$14.79	$14.84	$13.40	$14.79	$13.40
	High	15.04	14.90	13.90	15.04	14.37
	Low	14.58	14.10	13.25	14.10	13.02

STATEMENT OF CONDITION HIGHLIGHTS			September 30,	June 30,	December 31,	September 30,
(at period end)			2006	2006	2005	2005
Total assets			$1,292,380	$1,281,831	$1,242,888	$1,260,189
Loans receivable, net of unearned fees			833,010	842,830	917,405	943,761
Total deposits			870,830	838,516	828,635	824,991
Total stockholders' equity			133,022	133,689	142,367	143,715
Book value per common share			11.78	11.62	11.86	11.84
Non-performing loans			21,779	18,833	21,041	28,702
Non-performing assets			22,358	24,450	21,581	29,329
Allowance for losses on loans			10,692	11,690	12,939	13,711
Non-performing loans to total loans			2.61%	2.23%	2.29%	3.04%
Non-performing assets to total assets			1.73	1.91	1.74	2.33
Allowance for losses on loans to non-performing loans			49.09	62.07	61.49	47.77
Allowance for losses on loans to total loans			1.28	1.39	1.41	1.45

Employees (FTE)			349	348	347	336
Branches and offices			21	21	22	22

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
AVERAGE BALANCE DATA		2006	2006	2005	2006	2005
Total assets		$1,279,412	$1,266,106	$1,267,517	$1,266,294	$1,287,535
Loans receivable, net of unearned fees		836,357	861,407	957,232	863,874	970,883
Total interest-earning assets		1,201,990	1,193,321	1,192,406	1,193,102	1,212,526
Total liabilities		1,145,182	1,129,034	1,122,344	1,128,647	1,141,203
Total deposits		850,976	848,088	818,511	844,648	834,384
Interest-bearing deposits		789,803	784,731	763,009	782,789	782,425
Non-interest bearing deposits		61,173	63,357	55,502	61,859	51,959
Total interest-bearing liabilities		1,067,344	1,050,851	1,050,278	1,051,362	1,071,903
Stockholders' equity		134,230	137,072	145,173	137,647	146,332
(1) Ratios are annualized where appropriate.
(2) Ratios calculated on average balances for the periods presented.
(3) See calculations in the last table of this press release.

CFS Bancorp, Inc. - Page 9 of 11

CFS BANCORP, INC.
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2006	2006	2005	2006	2005
Interest income:
Loans	$14,798	$15,326	$15,165	$45,027	$44,896
Securities	3,482	3,150	1,776	9,123	5,348
Other	625	486	267	1,674	969
Total interest income	18,905	18,962	17,208	55,824	51,213

Interest expense:
Deposits	5,752	5,009	3,494	15,309	9,706
Borrowings	5,300	5,221	5,801	15,694	20,340
Total interest expense	11,052	10,230	9,295	31,003	30,046
Net interest income	7,853	8,732	7,913	24,821	21,167
Provision for losses on loans	413	173	545	971	1,312
Net interest income after provision for losses on loans	7,440	8,559	7,368	23,850	19,855

Non-interest income:
Service charges and other fees	1,730	1,710	1,956	5,042	5,592
Commission income	32	55	159	149	428
Net realized gains (losses) on sales of securities	877	-	(25)	750	(113)
Impairment on available-for-sale securities	-	-	-	-	(240)
Net realized gains (losses) on sales of assets	(1,339)	47	287	(1,291)	369
Income from bank-owned life insurance	401	396	409	1,189	1,138
Other income	568	621	563	1,696	1,558
Total non-interest income	2,269	2,829	3,349	7,535	8,732

Non-interest expense:
Compensation and employee benefits	5,092	5,260	4,625	15,419	13,751
Net occupancy expense	609	652	628	1,923	2,055
Data processing	559	678	646	1,910	1,998
Furniture and equipment expense	548	541	433	1,516	1,288
Professional fees	319	413	413	1,083	1,228
Marketing	442	391	245	1,031	640
Other general and administrative expenses	1,359	1,306	1,208	4,014	3,877
Total non-interest expense	8,928	9,241	8,198	26,896	24,837

Income before income taxes	781	2,147	2,519	4,489	3,750
Income tax expense	1	526	632	779	585

Net income	$780	$1,621	$1,887	$3,710	$3,165

Per share data:
Basic earnings per share	$0.07	$0.14	$0.16	$0.33	$0.27
Diluted earnings per share	$0.07	$0.14	$0.16	$0.32	$0.26
Cash dividends declared per share	$0.12	$0.12	$0.12	$0.36	$0.36

Weighted-average shares outstanding	11,023,626	11,252,865	11,718,907	11,258,651	11,778,729
Weighted-average diluted shares outstanding	11,248,382	11,482,560	11,943,913	11,491,604	12,015,243

CFS Bancorp, Inc. - Page 10 of 11

CFS BANCORP, INC.
Consolidated Statements of Condition (Unaudited)
(Dollars in thousands)

	September 30,	June 30,	December 31,	September 30,
	2006	2006	2005	2005

ASSETS
Cash and amounts due from depository institutions	$16,399	$30,200	$17,600	$21,078
Interest-bearing deposits	15,853	1,760	1,785	2,730
Federal funds sold	18,102	14,285	4,792	11,277
Cash and cash equivalents	50,354	46,245	24,177	35,085

Securities, available-for-sale	322,770	300,651	218,550	196,062
Investment in Federal Home Loan Bank stock, at cost	25,455	28,252	28,252	28,252

Loans receivable, net of unearned fees	833,010	842,830	917,405	943,761
Allowance for losses on loans	(10,692)	(11,690)	(12,939)	(13,711)
Net loans	822,318	831,140	904,466	930,050

Accrued interest receivable	7,922	6,678	6,142	5,439
Other real estate owned	579	5,617	540	627
Office properties and equipment	16,454	15,552	15,017	15,094
Investment in bank-owned life insurance	35,474	35,676	34,889	34,497
Prepaid expenses and other assets	11,054	12,020	10,855	15,083
Total assets	$1,292,380	$1,281,831	$1,242,888	$1,260,189

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$870,830	$838,516	$828,635	$824,991
Borrowed money	275,051	280,966	257,326	274,020
Advance payments by borrowers for taxes and insurance	4,393	6,187	6,641	8,539
Other liabilities	9,084	22,473	7,919	8,924
Total liabilities	1,159,358	1,148,142	1,100,521	1,116,474

Stockholders' Equity:
Preferred stock, $0.01 par value; 15,000,000 shares authorized	–	–	–	–
Common stock, $0.01 par value; 85,000,000 shares authorized;
23,423,306 shares issued; 11,293,170, 11,502,776, 12,005,431 and
12,135,465 shares outstanding	234	234	234	234
Additional paid-in capital	190,692	190,522	190,402	190,215
Retained earnings	94,101	94,615	94,379	93,899
Treasury stock, at cost; 12,130,136, 11,920,530, 11,417,875 and
11,287,841 shares	(147,517)	(144,159)	(136,229)	(134,218)
Unallocated common stock held by Employee Stock Ownership Plan	(3,864)	(4,163)	(4,762)	(5,061)
Unearned common stock acquired by Recognition and Retention Plan	-	-	(111)	(111)
Accumulated other comprehensive loss, net of tax	(624)	(3,360)	(1,546)	(1,243)
Total stockholders' equity	133,022	133,689	142,367	143,715
Total liabilities and stockholders' equity	$1,292,380	$1,281,831	$1,242,888	$1,260,189

CFS Bancorp, Inc. - Page 11 of 11

CFS BANCORP, INC.
Efficieny Ratio Calculations (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2006	2006	2005

Efficiency Ratio:
Non-interest expense	$8,928	$9,241	$8,198

Net interest income plus non-interest income	$10,122	$11,561	$11,262

Efficiency ratio	88.20%	79.93%	72.79%

Core Efficiency Ratio:
Non-interest expense	$8,928	$9,241	$8,198

Net interest income plus non-interest income	$10,122	$11,561	$11,262

Adjustments:
Net realized (gains) losses on sales of securities available-for-sale	(877)	-	25
Net realized (gains) losses on sales of assets	1,339	(47)	(287)
Amortization of deferred premium on the early
extinguishment of debt	2,465	2,555	2,865
Net interest income plus non-interest income - as adjusted	$13,049	$14,069	$13,865

Core efficiency ratio	68.42%	65.68%	59.13%

		Nine Months Ended
		September 30,	September 30,
		2006	2005

Efficiency Ratio:
Non-interest expense		$26,896	$24,837

Net interest income plus non-interest income		$32,356	$29,899

Efficiency ratio		83.13%	83.07%

Core Efficiency Ratio:
Non-interest expense		$26,896	$24,837

Net interest income plus non-interest income		$32,356	$29,899

Adjustments:
Net realized (gains) losses on sales of securities available-for-sale		(750)	113
Impairment of securities available-for-sale		-	240
Net realized (gains) losses on sales of assets		1,291	(369)
Amortization of deferred premium on the early
extinguishment of debt		7,587	11,581
Net interest income plus non-interest income - as adjusted		$40,484	$41,464

Core efficiency ratio		66.44%	59.90%